Exhibit 10.36

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT, dated as of this 7th day of December, 2021, is made by and between INSTITUTE FOR HEALTHCARE IMPROVEMENT, a Michigan corporation (“Sublandlord”), and ALBIREO PHARMA, Inc., a Delaware corporation (“Subtenant”).

RECITALS:

A.Sublandlord, as tenant, leases the Master Lease Premises from Master Landlord under the Master Lease for the Master Lease Term.

B.Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, that portion of the Master Lease Premises comprising the Sublease Premises.

NOW, THEREFORE, in consideration of the recitals above and the promises below, the parties hereto agree as follows:

ARTICLE 1.
BASIC SUBLEASE PROVISIONS

Property Location:	53 State Street, Boston, MA
Sublandlord:	Institute for Healthcare Improvement, a Michigan corporation
Sublandlord’s Address:	Institute for Healthcare Improvement 53 State Street, 18th Floor Boston, MA 02109 Attn: Amy Hosford-Swan, Chief Financial Officer
Subtenant:	Albireo Pharma, Inc., a Delaware corporation
Subtenant’s Address:	Albireo Pharma, Inc. 53 State Street, 19th Floor Boston, MA 02109 Attention: Chief Financial Officer
Sublease Premises:	Approximately 26,962 rentable square feet of space, representing the entire nineteenth (19th) floor of the Building, as more particularly shown on the attached Exhibit A.
Base Rent:	During the Sublease Term, Base Rent shall be as follows:

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Lease Months	Annual Basic Rent	Monthly Basic Rent	Rent Per Square Foot
1-6	$0.00	$0.00	$0.00
7-18	$1,482,910	$123,575.83	$55.00
19-30	$1,512,568	$126,047.33	$56.10
31-42	$1,542,765.64	$128,563.80	$57.22
43-54	$1,573,502.32	$131,125.19	$58.36
55-66	$1,605,047.86	$133,753.99	$59.53
67-78	$1,637,132.64	$136,427.72	$60.72
79-90	$1,669,756.66	$139,146.39	$61.93
91-95*	$1,703,189.54	$141,932.46	$63.17
* In the event the Sublease Commencement Date occurs prior to March 1, 2022, Monthly Base Rent for any Lease Month after Lease Month 95 shall total $141,932.46.

Base Rent Commencement Date	Six (6) months after the Sublease Commencement Date

Base Year:

(a) For Operating Expenses, Insurance Expenses and Utility Expenses (as defined in the Master Lease), calendar year ending December 31, 2022

(b) For Taxes (as defined in the Master Lease), fiscal year ending June 30, 2023

Subtenant’s Proportionate Share:

76.01%, based on the ratio of the (a) Sublease Premises to (b) Master Lease Premises, as the Master Lease Premises may be increased from time to time pursuant to the terms of Section 60 of the Master Lease.

Additional Rent:

Subtenant’s Proportionate Share of any escalation above the applicable Base Year (as defined herein) for Operating Expenses, Insurance Expenses, Utility Expenses and Taxes (as defined in the Master Lease), as well as, any and all costs in connection with Subtenant’s Parking Spaces (defined below), electricity consumed on the Sublease Premises, or otherwise expressly set forth herein.

Sublease Term:

Commencing upon the earlier of (a) March 1, 2022, and (b) Subtenant’s use of the Sublease Premises for the Permitted Use (the “Sublease Commencement Date”); (provided, however, in no event may the Sublease Commencement Date occur prior to the Possession Date) and expiring on January 31, 2030 (the “Sublease Expiration Date”).

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Possession Date:

December 15, 2021, which (subject to the terms set forth in Section 4.04) is the date upon which Sublandlord shall deliver the Sublease Premises to Subtenant in the condition required by this Sublease.

Early Entry Period:

The period from the Possession Date until the Sublease Commencement Date; provided, however, in the event the Possession Date occurs after December 15, 2021 due to reasons solely related to (i) Sublandlord’s inability to deliver the Sublease Premises in the condition required under this Sublease, or (ii) Master Landlord’s consent of this Sublease is not obtained by December 15, 2021 (and such delay in the receipt of the consent is not caused by any act or omission of Subtenant or by Sublandlord’s failure to use commercially reasonable efforts to obtain such consent), then the Sublease Commencement Date shall be extended on a day-for-day basis such that Subtenant shall have not less than a seventy-five (75) day early access period so long as the Sublease Commencement Date is not previously triggered by Subtenant’s use of the Sublease Premises for the Permitted Use and does not occur prior to the Possession Date.  Notwithstanding anything in this Sublease to the contrary, if the Possession Date does not occur on or before January 15, 2022 for any reason, then Subtenant shall have the right, upon prior written notice to Sublandlord, to terminate this Sublease.

Building:	The building located on that certain parcel of real estate having an address of 53 State Street, Boston, MA (the ‘Property”).
Master Landlord:	53 State Property, L.P.
Master Lease:	Office Lease Agreement dated June 29, 2017, as amended by that certain First Amendment dated February 1, 2019, redacted copies of which are attached hereto as Exhibit B.
Master Lease Premises:	Approximately 35,473 square feet of rentable area in the Building.
Permitted Use:

General office use consistent with the standards of a “Class A” office building and such ancillary uses in connection therewith, but all only to the extent as shall be reasonably required by Tenant in the operation of its business, and all subject to, and only to the extent permitted by, applicable law.

Security Deposit:	$370,727.49

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ARTICLE 2.
INCORPORATION OF MASTER LEASE
2.01Incorporation of Master Lease.  The parties agree that this Sublease is subject and subordinate to the Master Lease.  A true and complete copy of the Master Lease, with the financial terms redacted, is attached hereto and has been previously delivered to Subtenant.  In addition, the parties agree that the Master Lease attached hereto is incorporated herein by reference, except as herein otherwise expressly provided, and except those which by their nature or purpose are inapplicable to the subleasing of the Sublease Premises or are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease; and such rights and obligations as are contained in the Master Lease are hereby imposed upon the respective parties hereto with the same force and effect as if (i) references in the Master Lease to the “Lease” and the “Premises” were references, respectively, to this “Sublease” and the “Sublease Premises”, and (ii) references in the Master Lease to “Landlord” and “Tenant” were references, respectively, to “Sublandlord” and to “Subtenant”, and (iii) references in the Master Lease to “Term” is a reference to the “Sublease Term”.  Subtenant agrees that it shall, at all times during the Sublease Term, keep, observe, and perform the obligations to be performed by Sublandlord as tenant under the Master Lease with respect to the Sublease Premises, except as otherwise herein provided.  Whenever a provision of the Master Lease incorporated herein by reference affords Sublandlord some right against Master Landlord, such provision as incorporated herein shall afford Subtenant such right against Sublandlord.  In amplification and not in limitation of the foregoing, Subtenant shall have the same rights and remedies with respect to a breach of this Sublease by Sublandlord as Sublandlord has with respect to a breach of the Master Lease by Master Landlord, as if the same were more fully set forth at length herein, and Subtenant shall have, with respect to Sublandlord, this Sublease and the Sublease Premises, all of the rights, powers, privileges and immunities as are had by Sublandlord under the Master Lease.  As between Sublandlord and Subtenant only, all provisions of the Master Lease are subject to the express provisions of this Sublease, and any inconsistency between a provision of this Sublease and a provision of the Master Lease shall be resolved by reference to this Sublease unless otherwise stated.  Whenever the Master Lease requires the consent of Master Landlord for an act or omission of “Tenant” that is incorporated into this Sublease, then Sublandlord’s separate consent also shall be required; provided, however, that Sublandlord’s separate consent shall not be unreasonably withheld, delayed or conditioned unless otherwise expressly provided in this Sublease.  Notwithstanding the anything in this Sublease to the contrary, Sublandlord and Subtenant expressly agree that the following terms, covenants and conditions of the Master Lease are expressly excluded from this Sublease and are inapplicable to Subtenant (i.e., they shall not be deemed to be incorporated in this Sublease) either because they are inapplicable or because they are superseded by specific provisions hereof:
a)	Basic Lease Provisions (except Premises Square Footage, Premises Address, Property, Building, Permitted Use and Unreserved Parking Spaces)
b)	Paragraphs 2 and 3 of Section 2 (Premises)
c)	Section 3 (Term)
d)	Sections 4(a) (Base Rent), (d) (General Payment Terms)

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e)	Section 6 (Late Charge)
f)	Section 7 (Security Deposit; Letter of Credit)
g)	Section 8 (Possession)
h)	Section 10 (Acceptance of Premises)
i)	Section 11 (Surrender)
j)	Section 14 (Landlord’s Insurance)
k)	Section 16 (Indemnification)
l)	Section 24(a) (Tenant Default)
m)	Section 25 (Landlord’s Remedies)
n)	Section 33 (Notices)
o)	Section 38 (Brokers)
p)	Section 43 (Relocation)
q)	Section 46 (Interest)
r)	Section 57 (Extension Option)
s)	Section 60 (Right of First Offer)
t)	Exhibits B-1, B-2 and C;
u)	First Amendment
2.02Binding Effect of Master Lease.  Subtenant agrees, for the benefit of Sublandlord and Master Landlord, to abide by and perform during the Sublease Term all of the terms and provisions set forth in the Master Lease pertaining to the Sublease Premises, except as otherwise expressly provided by this Sublease, and Sublandlord agrees, for the benefit of Subtenant and Master Landlord, to abide by and perform during the Sublease Term all of the terms and provisions set forth in the Master Lease pertaining to the portion of the Master Lease Premises not being subleased to Subtenant under this Sublease.  Neither Sublandlord nor Subtenant shall commit nor permit to be committed on the Sublease Premises any act or omission that in any way violates any term or condition of the Master Lease.
2.03Maintenance of Master Lease.  Sublandlord agrees to maintain the Master Lease in full force and effect during the Sublease Term, subject however to any earlier termination of all or any part of the Master Lease without the fault or voluntary acts or omissions of Sublandlord.  If the Master Lease is terminated for any reason, then (i) this Sublease shall terminate as, when and to the extent the Master Lease is terminated, and (ii) Sublandlord shall immediately notify

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Subtenant thereof.  So long as Subtenant makes timely payment to Sublandlord of all Rent payable by Subtenant under this Sublease, Sublandlord shall make timely payment of all Rent due to Master Landlord under the Master Lease.  Sublandlord shall not agree to amend or modify the Master Lease in any way that would increase Subtenant’s obligations or diminish Subtenant’s rights under this Sublease, which includes the exercise of any contraction rights or termination rights afforded to Sublandlord under the Master Lease affecting the Sublease Premises, without the prior written consent of Subtenant in its sole and absolute discretion.  Sublandlord shall not do anything that would cause the Master Lease to be terminated or forfeited, subject however to any earlier termination of all or any part of the Master Lease without the fault or voluntary acts or omissions of Sublandlord.  Sublandlord shall promptly give Subtenant a copy of any notice of default, termination or otherwise affecting the existence or validity of the Sublease or relating to any casualty or taking, given by Sublandlord or Master Landlord to the other.
2.04Obligations of Master Landlord.  Subtenant agrees that no failure or delay on the part of Master Landlord to supply any service, make any repair or take any action required under the Master Lease shall constitute a default by Sublandlord under this Sublease, constitute a constructive eviction, give rise to a claim against Sublandlord for damages or otherwise constitute a breach of this Sublease by Sublandlord, unless the same arises from the Sublandlord’s failure to pay when due any amounts owed to the Master Landlord or the utility provider (but only in the event that Subtenant has paid such amounts to Sublandlord) or involves a default by Sublandlord under the Master Lease with respect to the portion of the Master Lease Premises not being subleased to Subtenant under this Sublease.  Any obligation of Sublandlord that is contained in this Sublease by incorporating the provisions of the Master Lease shall be observed or performed by Sublandlord’s using commercially reasonable efforts, after written notice from Subtenant, to cause the Master Landlord to observe and/or perform the same, and Sublandlord shall have the same period of time as set forth in the Master Lease to enforce its rights to cause such observance or performance.  If and to the extent that Master Landlord fails to perform its obligations under the Master Lease, Sublandlord shall not be obligated to perform such obligations; provided, however, that so long as no Default (defined below) exists, Sublandlord agrees to use commercially reasonable efforts and reasonably cooperate with Subtenant to cause Master Landlord to observe and/or perform its obligations under the Master Lease, and upon the request of Subtenant, to exercise Sublandlord’s rights and remedies as set forth in the Master Lease on account of any such default of Master Landlord.  Notwithstanding the immediately preceding sentence, Sublandlord shall have no obligation whatsoever to commence any litigation or arbitration proceeding to enforce the terms and conditions of the Master Lease, however, Sublandlord shall assign to Subtenant its rights to pursue in litigation any claim against Master Landlord in the name of and on behalf of Sublandlord.  If as a result of any default by Master Landlord as landlord under the Master Lease, Sublandlord as tenant under the Master Lease is entitled to any offset or similar rights against Master Landlord, Subtenant shall be entitled to a fair and equitable share of such offset or similar rights.
ARTICLE 3.
SUBLEASE PREMISES
3.01Sublease Premises.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, subject to the terms and conditions herein contained.

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3.02Condition of Sublease Premises.  On the Sublease Commencement Date, Sublandlord shall deliver, and Subtenant shall accept possession of, the Sublease Premises in “as-is” “where-is” condition.  The Sublandlord makes no representations or warranties with respect to the condition of the Sublease Premises.  Notwithstanding anything in this Sublease to the contrary, Sublandlord shall deliver the Sublease Premises to Subtenant on the Sublease Commencement Date vacant, free of all trash, debris, and personal property other than the FF&E (as defined below), and in broom clean condition.  Sublandlord represents that as of the date hereof, it has not received written notice that the Sublease Premises is not in compliance with any statutes, codes, ordinances, orders, rules or regulations of any municipal or governmental entity, including the Americans with Disabilities Act, or that the Sublease Premises contains any hazardous or toxic materials as defined by federal law.  If, prior to the Sublease Commencement Date, Sublandlord receives notice that the Sublease Premises is in violation of any law with which Sublandlord must comply under the Master Lease, Sublandlord shall comply with such law or remove such hazardous or toxic materials from the Sublease Premises, as the case may be.
3.03Building Common Areas.  Subtenant shall have the right, in common with others, to reasonable use of the Common Areas of the Building, as and to the extent permitted, and subject to the rules and regulations imposed, by Master Landlord under the Master Lease, and subject to such other reasonable rules and regulations as may be established by Sublandlord from time to time.  Sublandlord shall give advance written notice to Subtenant of any such rule or regulation.
ARTICLE 4.
TERM
4.01Term.  The Sublease Term shall commence on the Sublease Commencement Date and shall expire on the Sublease Expiration Date, unless this Sublease is sooner terminated as provided herein.
4.02Master Landlord Consent to Sublease.  Pursuant to Section 23 of the Master Lease, the Master Landlord’s consent is required for this Sublease.  Accordingly, this Sublease shall be of no force and effect unless and until Master Landlord consents in writing.  In addition, Subtenant hereby agrees to provide any and all information, documents and financial reports required by Master Landlord pursuant to Section 23 of the Master Lease in connection with Sublandlord’s request for Master Landlord’s consent to this Sublease, and Sublandlord shall deliver to Master Landlord any other documents required under Section 23 of the Master Lease in connection with Master Landlord’s evaluation of this Sublease.
4.03No Renewal Option.  Sublandlord and Subtenant hereby acknowledge that this Sublease shall terminate on the Expiration Date without any express or implied option of the Subtenant to renew the Sublease Term or otherwise extend the Sublease Term.
4.04Early Entry Period.  Subject to the terms hereof, during the Early Entry Period Sublandlord shall allow Tenant a nonexclusive license to access the Sublease Premises for the purposes of Subtenant installing furniture, fixtures and equipment (including Subtenant’s data and telephone equipment) in the Sublease Premises, provided that: (i) prior to Subtenant first entering the Sublease Premises, Subtenant has (a) paid the Security Deposit to Sublandlord, and (b) delivered to Sublandlord certificates of insurance and other evidence sufficient to show that

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Subtenant is carrying the insurance required under this Sublease, and (ii) Subtenant shall have no access to the “Server Room” (as depicted on Exhibit A attached hereto) unless and until Sublandlord has (a) removed its personal property contained therein, and (b) provided Subtenant with advance written consent; provided, however, Sublandlord shall remove such personal property and provide such consent on or prior to December 30, 2021.  In connection with any such entry, Subtenant acknowledges and agrees that Subtenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, materially interfere with Sublandlord’s or Sublandlord’s contractors’ work at the Master Lease Premises.  If at any time during the Early Entry Period, any such person representing Subtenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Subtenant fails to promptly institute and maintain corrective actions as directed by Sublandlord in written notice to Subtenant, then Sublandlord may temporarily revoke Subtenant’s entry rights upon twenty-four (24) hours’ prior written notice to Subtenant.  Subtenant acknowledges and agrees that any such entry into and occupancy of the Sublease Premises or any portion thereof by Subtenant or any person or entity working for or on behalf of Subtenant during the Early Entry Period shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Sublease, excluding only the covenant to pay Rent.  Subtenant further acknowledges and agrees that Sublandlord shall not be liable for any injury, loss or damage which may occur to any of Subtenant’s work made in or about the Sublease Premises in connection with such entry or to any property placed therein during the Early Entry Period, the same being at Subtenant’s sole risk and liability.  Subtenant shall be liable to Sublandlord for any damage to any portion of the Sublease Premises caused by Subtenant or any of Subtenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers or invitees during the Early Entry Period, except to the extent directly caused by the gross negligence or willful misconduct of Sublandlord and subject to the waiver of subrogation incorporated from the Master Lease into this Sublease.
ARTICLE 5.
RENT
5.01Base Rent.  Commencing upon the Base Rent Commencement Date, Subtenant covenants and agrees to pay to Sublandlord an annual base rent (“Base Rent”) in the Amounts set forth in Article 1 hereof, payable in equal monthly installments, in advance.  The monthly installments of Base Rent shall be due in advance on the first (1st) day of each calendar month beginning on the Base Rent Commencement Date.  In the event the Base Rent Commencement Date or the Expiration Date is a day other than the first (1st) day of a calendar month, then in any such event the monthly installment of Base Rent payable hereunder for the applicable calendar month shall be prorated based on the number of days in such calendar month.  The term “Rent” as used in this Sublease, unless otherwise stated, shall mean the Base Rent set forth in this Section 5.01, plus all additional amounts payable by Subtenant hereunder (“Additional Rent”), and Sublandlord shall have all rights and remedies for non-payment of Additional Rent as it has for non-payment of Base Rent.  Subtenant shall be entitled to a fair and equitable share of all rent abatements to which Sublandlord is entitled under the Master Lease, if any, with respect to the Sublease Premises.
5.02Payment of Base Rent.  Base Rent hereunder shall be payable in equal monthly installments, in advance, commencing on the Base Rent Commencement Date and on the first (1st

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day of each calendar month thereafter during the Sublease Term, without demand, setoff, abatement or deduction, except as otherwise expressly provided herein, and shall be payable to Sublandlord in lawful money of the United States at the address stated in this Sublease (or at such other place as Sublandlord may designate in writing).
5.03Additional Rent.  Additional Rent hereunder shall be payable within thirty (30) days after Sublandlord provides Subtenant with a commercially reasonable written invoice therefor commencing on the Sublease Commencement Date, without demand, setoff, abatement or deduction, except as otherwise expressly provided herein, and shall be payable to Sublandlord in lawful money of the United States at the address stated in this Sublease (or at such other place as Sublandlord may designate in writing).
5.04Security Deposit.  Concurrent with its execution of this Sublease, Subtenant shall deliver to Sublandlord, as security for Subtenant’s faithful payment of Rent and performance of all Subtenant’s other obligations hereunder, the Security Deposit.  Sublandlord shall not be required to pay any interest on the Security Deposit.  Sublandlord shall be entitled to draw upon the Security Deposit, and use, apply and retain the proceeds thereof to cure any Default of Subtenant under this Sublease.  If Sublandlord so draws upon the Security Deposit, or uses, applies or retains the proceeds thereof, Subtenant shall, within five (5) business days of receipt of written notice, tender to Sublandlord cash in an amount sufficient to restore the Security Deposit to the full amount required under this Section 5.04.  Sublandlord shall return the Security Deposit (less any amounts used or applied as permitted herein) to Subtenant within forty-five (45) days after the later to occur of (i) the expiration or earlier termination of this Sublease and (ii) Subtenant’s surrender of the Sublease Premises in the condition required under this Sublease.
5.05Late Payments.  In the event any Monthly Base Rent payment, Additional Rent payment or any other payment due from Subtenant hereunder is not paid within five (5) days after Sublandlord provides written notice to Subtenant that the same is overdue, Subtenant shall also pay to Sublandlord a late fee of five percent (5%) of such delinquent payment; provided, however, Sublandlord shall only be obligated to provide such written notice to Subtenant prior to such late fee being due one (1) time in any consecutive twelve (12) month period.  The parties agree that the amount of said late charge represents a reasonable estimate of the cost and expense that would be incurred by Sublandlord in processing each delinquent payment of Rent by Subtenant and that such late charge shall be paid to Sublandlord as liquidated damages for each delinquent payment.  In addition, unpaid Monthly Base Rent and Additional Rent shall also bear interest at the lesser of eight percent (8%) per annum or the maximum rate per annum which Sublandlord is permitted by law to charge, from the date due until paid in the event any such sums are not paid within five (5) business days after written notice from Sublandlord.  The aforesaid late charges and interest are intended to compensate Sublandlord for its costs arising by reason of any such late payment and are not intended to constitute a waiver by Sublandlord of any other right or remedy available to Sublandlord arising by reason of Subtenant’s failure to timely perform its monetary obligations hereunder.

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ARTICLE 6.
SERVICES
6.01Services.  The Sublease Premises is separately metered for electricity and Subtenant shall pay to Sublandlord, as Additional Rent, any and all costs, fees and/or expenses in connection with Subtenant’s consumption of electricity within the Sublease Premises.  Sublandlord and Subtenant hereby acknowledge that: (i) gas and water utility costs are included within Utility Expenses, and shall be included within Subtenant’s obligation to pay Additional Rent, and (ii) Subtenant shall directly contract with the applicable utility providers for any other utilities furnished to the Sublease Premises, including cable and telephone service.  Should Subtenant desire additional utilities, it shall make all arrangements for and pay for all such additional hookups and may only make application for them with Sublandlord’s and Master Landlord’s written consent, which, with respect to Sublandlord, shall not be unreasonably withheld, conditioned or delayed.  Neither Sublandlord nor Master Landlord shall be liable to Subtenant, in damages or otherwise, for any interruption in the service of any utility serving the Sublease Premises unless resulting from the negligence or willful misconduct of Sublandlord or Master Landlord.
6.02Parking.  Subtenant shall have the rights to use three (3) nonexclusive and undesignated parking spaces in the Parking Area (as defined in the Master Lease) subject to the terms of Section 44 of the Master Lease (“Subtenant’s Parking Spaces”).  Subtenant shall pay to Sublandlord, as Additional Rent, any and all parking charges imposed by Master Landlord in connection with Subtenant’s Parking Spaces.  Any and all parking of motor vehicles in said parking area shall be at the risk of the owner of the same.
6.03Signage.  Subtenant shall have the rights to signage within the Building’s main electronic lobby directory, as set forth in Section 18 of the Master Lease, and in the lobby of the 19th floor of the Building, which such signage shall be subject to Master Landlord’s prior approval, and any approval by Master Landlord shall be deemed an approval of Sublandlord.
ARTICLE 7.
MAINTENANCE AND REPAIRS
7.01Maintenance and Repairs.  As set forth in Section 2.01 hereof, during the Sublease Term, Subtenant shall assume all of Sublandlord’s obligations under the Master Lease in relation to maintenance and repair of the Sublease Premises.
7.02Conduct of Repairs.  Subtenant shall notify Sublandlord of all repairs required to the Sublease Premises prior to conducting such repairs.  At the option of Sublandlord or Master Landlord, all repairs to the Sublease Premises that are Subtenant’s responsibility as provided in this Sublease may be performed or constructed, at Subtenant’s reasonable expense, by Sublandlord or Master Landlord or such other person as Sublandlord or Master Landlord may designate, provided that Sublandlord or Master Landlord respond to such notification of repairs from Subtenant with its election to perform such repairs or permit Subtenant to conduct such repairs within three (3) business days of receipt of such request for repairs.
7.03Surrender of Sublease Premises.  At the expiration or sooner termination of the Sublease Term, Subtenant shall surrender the Sublease Premises in compliance with the

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obligations set forth in Section 11 of the Master Lease.  Subtenant shall arrange for a joint inspection of the Sublease Premises by Sublandlord, Subtenant and Master Landlord prior to Subtenant vacating the Sublease Premises.
ARTICLE 8.
USE OF SUBLEASE PREMISES
8.01Use.  As set forth in Section 2.01 hereof, during the Sublease Term, Subtenant shall comply with and is subject to all terms set forth in Section 9 of the Master Lease in connection with use of the Sublease Premises and compliance with laws.
8.02Condition of Sublease Premises; Furniture.  Sublandlord shall provide the Sublease Premises to Subtenant at the Sublease Commencement Date, and Subtenant otherwise accepts the Sublease Premises, in the “as-is, where-is” condition existing as of the Sublease Commencement Date.  Sublandlord shall include within the Sublease Premises certain furniture, fixtures and equipment (“FF&E”) currently located in the Sublease Premises and identified on Exhibit C-1 attached hereto, which Subtenant shall acquire from Sublandlord for One Dollar ($1.00) on the Sublease Commencement Date pursuant to a Bill of Sale in substantially similar form to that attached hereto as Exhibit C.  Subtenant acknowledges that it has inspected the Building and the Sublease Premises and neither Sublandlord nor any agent of Sublandlord has made any representations or warranties, except as otherwise expressly provided in this Sublease, with respect to the Sublease Premises including, without limitation, any representation or warranty with respect to the suitability or fitness of the Sublease Premises or the Building for the conduct of Subtenant’s business, or the condition, safety, repair or habitability of the Sublease Premises and acknowledges further that Sublandlord is under no obligation to construct or install any alterations or improvements in or to the Sublease Premises or provide any labor or materials or provide any allowances.  Subtenant’s taking possession of the Sublease Premises or occupying the Sublease Premises shall be conclusive evidence that Subtenant accepts the Sublease Premises as suitable for the purposes for which they are leased.  Sublandlord represents and warrants to Subtenant that Sublandlord owns the FF&E free and clear of any liens, encumbrances or rights of third parties.
8.03Compliance with Laws Regarding Use.  As set forth in Section 2.01 hereof, during the Sublease Term, Subtenant shall comply with and is subject to all terms set forth in Section 9 of the Master Lease in connection with compliance with laws.
8.04Modification of Sublease Premises.  Subtenant shall not make, install, alter, construct, remove or demolish any alterations or any other installations, additions, improvements or modifications of any kind in the Sublease Premises or the Building (collectively, “Modifications”) without the prior written consent of Sublandlord and Master Landlord.  Any such Modifications made by Subtenant shall be made in accordance with the Master Lease.  Unless Sublandlord or Master Landlord notifies Subtenant in writing at the time of providing its consent to any Modifications that such Modifications shall become the property of Master Landlord and remain upon and be surrendered with the Sublease Premises, at the expiration or earlier termination of this Sublease, Subtenant shall restore the Sublease Premises to the same condition they were in on the Sublease Commencement Date, except for reasonable wear and tear and damage by fire, condemnation or other casualty, or damage caused by Sublandlord or Master Landlord or any

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agent, employee, contractor or invitee of Sublandlord or Master Landlord, and remove any Modifications made to the Sublease Premises during the Sublease Term prior to Subtenant’s surrender of the Sublease Premises.
8.05Right of Entry.  As set forth in Section 2.01 hereof, during the Sublease Term, Subtenant and Sublandlord shall comply with and are subject to all terms set forth in Section 20 of the Master Lease in connection with entry by Master Landlord and Sublandlord.
8.06Covenants of Subtenant.  Subtenant agrees to pay the Rent herein reserved, to abide by, observe and perform all of the terms, covenants and conditions of this Sublease, and to surrender the Sublease Premises to Sublandlord on the expiration or sooner termination of this Sublease in the condition required hereunder.  Subtenant shall abide by the provisions of the Master Lease as applicable, and by the rules and regulations established by Master Landlord from time to time.
8.07Hazardous Substances; Environmental and Safety Law.  As set forth in Section 2.01 hereof, during the Sublease Term, Subtenant and Sublandlord shall comply with and are subject to all terms set forth in Section 32 of the Master Lease in connection with Environmental Covenants.
8.08Mechanics’ Liens.  As set forth in Section 2.01 hereof, during the Sublease Term, Subtenant shall comply with and is subject to all terms set forth in Section 19 of the Master Lease in connection with keeping the Building free from liens.
ARTICLE 9.
INSURANCE; INDEMNIFICATION; EXCULPATION
9.01Subtenant’s Insurance.  As set forth in Section 2.01 hereof, during the Sublease Term, Subtenant shall comply with and is subject to all terms set forth in Section 15 of the Master Lease in connection with Subtenant’s insurance obligations.  In addition to such insurance obligations set forth in the Master Lease, Subtenant shall also comply with the following requirements:
(a)Each policy of liability insurance required to be obtained by Subtenant under this Section shall:  (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; and (ii) name Sublandlord and Master Landlord, and their respective partners, property managers, mortgagees, and such other parties in interest as Sublandlord and Master Landlord may from time to time reasonably designate to Subtenant in writing, as additional insureds.  Such additional insureds shall be provided at least the same extent of coverage as is provided to Subtenant under such policies.
(b)Sublandlord and Master Landlord shall be provided coverage under such insurance required to be obtained by Subtenant to the extent of their insurable interest and, if requested by Sublandlord and/or Master Landlord, Sublandlord and/or Master Landlord and Subtenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance.  Sublandlord shall maintain the insurance required to be carried by “Tenant” under Section 15 of the Master Lease, except that Sublandlord

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will have no obligation to carry insurance on any improvements, alterations, trade fixtures or personal property of Subtenant.
(c)In the event Master Landlord requires Sublandlord to carry and maintain any other policy of insurance in accordance with Section 15 of the Master Lease, upon written notice to Subtenant, Subtenant shall be required to carry and maintain such additional policy of insurance required by the Master Landlord.
9.02Indemnification and Exculpation.  Sublandlord, its officers and directors, shall not be liable to Subtenant for any loss, injury or other damage to Subtenant or to Subtenant’s property in or about the Sublease Premises, Building and/or Property at any time (including defects in the Subleased Premises, Building and/or Property or in any equipment located therein or thereon; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Sublease Premises, Building and/or the Property; or acts of other tenants in the Building or on the Property) not arising from or out of or as a result of the negligent or willful acts or omissions of the Sublandlord, its officers and directors.  Except for claims expressly excluded from the operation of the foregoing indemnity, Subtenant hereby waives all claims against Sublandlord, its officers and directors, for any such loss, injury or damage to Subtenant or Subtenant’s property, and the cost and expense of defending against claims relating thereto.
9.03Subtenant acknowledges and agrees that it shall be Subtenant’s responsibility to fully insure all of Subtenant’s property of any sort or nature located on the Sublease Premises and/or Property, and the conduct of Subtenant’s business on the Sublease Premises and/or the Property against any and all risks of loss or damage; to insure against any and all forms of liability; and to insure Subtenant’s business conducted on the Sublease Premises against interruption and other risks.
9.04Notwithstanding any other provision of this Sublease to the contrary, Sublandlord shall not be liable to Subtenant for any damages to Subtenant or Subtenant’s property or business that results, directly or indirectly from, any issue relating to access to the Property and the Sublease Premises by means of any access roads to the Property, it being acknowledged and agreed that said access roads, and the use, repair and maintenance of same, are under the control of and the sole responsibility of the City of Boston, Massachusetts.
9.05Subtenant shall indemnify, defend and hold Sublandlord harmless from all losses, liabilities, costs, expenses and claims arising from (a) Subtenant’s use of the Sublease Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Subtenant in or about the Sublease Premises; (b) any default in the performance of any obligation to be performed by Subtenant under the terms of this Sublease beyond all applicable notice and cure periods; (c) any act, neglect, fault or omission of Subtenant or of its agents or employees or invitees in violation of this Sublease; and (d) all reasonable costs, attorneys’ fees, expenses and liabilities incurred in or about such claims or any action or proceeding brought thereon, excluding in all instances any losses, liabilities, costs, expenses and claims arising the gross negligence or willful misconduct of Sublandlord.  In case any action or proceeding shall be brought against Sublandlord by reason of any claim against which Subtenant is obligated to indemnify or provide a defense hereunder, Subtenant upon receipt of reasonable written notice from Sublandlord shall defend the

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same at Subtenant’s expense by counsel approved in writing by Sublandlord.  Subtenant, as a material part of the consideration to Sublandlord, hereby assumes all risk of and waives all claims against Sublandlord with respect to damage to property or injury to persons in, upon or about the Sublease Premises from any cause whatsoever except that which is caused by the failure of Sublandlord to observe any of the terms and conditions of this Sublease where such failure has persisted for an unreasonable period of time after written notice to Sublandlord of such failure.
9.06Sublandlord shall indemnify, defend and hold Subtenant harmless from all losses, liabilities, costs, expenses and claims arising from (a) any default in the performance of any obligation to be performed by Sublandlord under the terms of this Sublease beyond all applicable notice and cure periods; (b) any act, neglect, fault or omission of Sublandlord or of its agents or employees or invitees in violation of this Sublease; and (c) all reasonable costs, attorneys’ fees, expenses and liabilities incurred in or about such claims or any action or proceeding brought thereon, excluding in all instances any losses, liabilities, costs, expenses and claims arising the gross negligence or willful misconduct of Subtenant.  In case any action or proceeding shall be brought against Subtenant by reason of any claim against which Sublandlord is obligated to indemnify or provide a defense hereunder, Sublandlord upon receipt of reasonable written notice from Subtenant shall defend the same at Sublandlord’s expense by counsel approved in writing by Subtenant.
9.07In no event, however, shall either Subtenant or Sublandlord be liable hereunder for punitive or consequential damages.
9.08A party’s obligation under this Article 9 to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.  If any party entitled to indemnification under this Article 9 fails to maintain insurance coverage as required by this Sublease, then the total indemnification obligation of the party required to provide such indemnification shall be no greater than would have been the case had the party entitled to such indemnification maintained all insurance coverage required by this Sublease in the form required by this Sublease.
9.09The obligations of the parties under this Article 9 shall survive the expiration or termination of the Sublease.
ARTICLE 10.
DEFAULTS
10.01Subtenant Default.  Subtenant shall be in default under this Sublease (“Default”) if:
(a)Subtenant fails to pay any Rent or other amount due under this Sublease within five (5) days after Sublandlord provides written notice to Subtenant that the same is overdue; provided, however, Sublandlord shall only be obligated to provide such written notice to Subtenant prior to a Default occurring one (1) time in any consecutive twelve (12) month period;
(b)Except for those defaults referenced in 10.01(a), (d), (e), (f) and (g), Subtenant fails to comply with any other provision of this Sublease and does not cure such failure within twenty (20) days after receipt (or refusal to accept receipt) of written notice from

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Sublandlord; provided, however, that such twenty (20) day period shall be deemed extended to include such additional time reasonably required to cure any such default not reasonably capable of being cured within the initial twenty (20) day period provided Subtenant is using reasonable diligence to diligently and continuously prosecute to completion its cure and actually completes such cure within eighty (80) days after the giving of such written notice;
(c)Subtenant violates any of the provisions of Section 11.03 of this Sublease;
(d)The filing of a voluntary petition in bankruptcy by Subtenant, the filing by Subtenant of a voluntary petition or arrangement, the filing by or against Subtenant of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition in bankruptcy by the creditors of Subtenant, said involuntary petition remaining undischarged for a period of sixty (60) days; or Subtenant makes a general assignment for the benefit of its creditors;
(e)Receivership, attachment or other judicial seizure of substantially all of Subtenant’s assets on the Sublease Premises, such attachment or other seizure remaining undismissed or undischarged for a period of ninety (90) days after levy thereof;
(f)Failure of Subtenant to restore the Security Deposit in accordance with the terms of Section 5.04; or
(g)Any insurance required to be maintained by Subtenant pursuant to this Sublease shall be canceled or terminated or shall expire or be reduced or materially changed, except as provided under this Sublease.
10.02Remedies for Subtenant De fault.
(a)In the case of Default by Subtenant, Sublandlord may:
(i)Terminate this Sublease, recover the Sublease Premises and collect from Subtenant any and all Rent remaining to be paid for the entire Sublease Term, less any amounts Subtenant proves could reasonably be recouped by re-letting the Sublease Premises;
(ii)Elect not to terminate this Sublease and continue to collect all Rent and other sums under this Sublease as they come due;
(iii)Collect from Subtenant any other damages resulting from such Default by Subtenant;
(iv)Cure such Default for or on behalf of Subtenant after five (5) business days’ written notice to Subtenant, whereupon Subtenant shall reimburse to Sublandlord any and all reasonable costs and expenses of doing so upon demand, and such amounts shall be deemed to be Rent hereunder for all purposes;
(v)Avail itself of any and all other remedies provided by law, at equity or otherwise; and/or

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(vi)Exercise all the rights and remedies of Master Landlord under the Master Lease.
(b)The above remedies shall be cumulative and not exclusive.
10.03Holding Over.  If Subtenant fails to surrender the Sublease Premises upon the expiration or sooner termination of the Sublease Term, this Sublease shall nevertheless terminate as of the expiration or termination date, and Subtenant shall become a tenant at sufferance and Subtenant shall pay to Sublandlord the holdover rent at a monthly rental equal to 175% of the monthly Rent due under the terms of this Sublease for the final full calendar month of the Sublease Term and, if Subtenant holds over in the Sublease Premises for thirty (30) or more days, hold over rent shall increase to 200% of the monthly Rent due under the terms of this Sublease for the final full calendar month of the Sublease Term.  In addition to the payment of such holdover rent, Subtenant shall indemnify and hold Sublandlord harmless from any and all damages incurred by Sublandlord on account of such holding over, including, without limitation, any damages for failure to timely deliver the Sublease Premises to such new subtenant, holdover rent or other charges, penalties, damages or costs charged to, imposed upon, suffered or incurred by Sublandlord (including, without limitation, claims made against Sublandlord by Master Landlord or any parties claiming under or through Master Landlord) as a result of Subtenant’s failure to surrender the Sublease Premises on time.
ARTICLE 11.
OTHER PROVISIONS
11.01Sublandlord’s Rights Under Master Lease.  Any options or rights to renew, extend, terminate or otherwise amend the Master Lease or expand or contract the Master Lease Premises, and any rights of first offer or refusal or any other such options or rights granted Sublandlord in the Master Lease are for the sole benefit of the Sublandlord, and Sublandlord shall have no obligation to exercise or decline any such right or option for the benefit of Subtenant or otherwise, provided, however, Sublandlord shall not agree to amend or modify the Master Lease in any way that would increase Subtenant’s obligations or diminish Subtenant’s rights under this Sublease, which includes, the exercise of any contraction rights or termination rights afforded to Sublandlord under the Master Lease affecting the Sublease Premises, without the prior written consent of Subtenant in its sole and absolute discretion.
11.02Notices.  Any notice or demand required or permitted to be given hereunder shall be in writing and shall be sent by hand delivery, or by nationally recognized overnight express carrier or by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective parties at the respective addresses noted in Article 1 hereof.  However, no such notice to or demand upon Sublandlord or Subtenant shall be effective unless a true and complete copy thereof is also served upon its counsel.

If intended for Sublandlord, a copy shall be given to Nixon Peabody, LLP, 900 Elm Street, Manchester, New Hampshire 03101, Attn: Mark E.  Beaudoin, Esquire, or at such other address as such counsel may hereafter specify in writing.

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If intended for Subtenant, a copy shall be given to Anderson & Kreiger LLP, 50 Milk Street, 21st Floor, Boston, Massachusetts 02109, Attn: David L.  Wiener, Esquire, or at such other address as such counsel may hereafter specify in writing.

Any such notice shall be deemed to be delivered upon actual receipt (or refusal to accept delivery) thereof.  Either party may, by notice in writing so delivered to the other, specify a different address for notice purposes.

11.03Transfers.
(a)Sublandlord may assign, transfer or convey this Sublease to any successor to Sublandlord as tenant under the Master Lease without any need to obtain the consent or approval of Subtenant, provided that any such successor and assigns, shall be bound by the terms and provisions of this Sublease.
(b)Subtenant shall not assign, encumber or in any way transfer this Sublease, nor further sublet all or any part of the Sublease Premises, whether voluntarily, involuntarily or by operation of law, nor permit the use or occupancy of all or art of the Sublease Premises by anyone other than Subtenant (collectively, “Transfer”) without, in compliance with the Master Lease, obtaining the advance written consent of Master Landlord and Sublandlord; provided, however, Sublandlord’s consent shall not be unreasonably withheld, conditioned or delayed.  Without limitation, the sale of all or substantially all of Subtenant’s assets, or the sale of 50% or more of any class of its capital stock, voting, securities, or member interests, by operation of law or otherwise, shall not be considered a Transfer and shall not require the prior written consent of Sublandlord; provided, however, that such a sale shall be subject to the prior written consent of Master Landlord to the extent required pursuant to the Master Lease.  Notwithstanding anything in this Sublease to the contrary, wherever term “Landlord” is used in Section 23 of the Master Lease in connection with Landlord’s recapture rights, such term shall be deemed to refer to Master Landlord only and not Sublandlord.
11.04Attorney’s Fees.  As set forth in Section 2.01 hereof, during the Sublease Term, Subtenant and Sublandlord shall comply with and are subject to all terms set forth in Section 27 of the Master Lease in connection with payment of attorneys’ fees.
11.05Time of Essence.  Time is of the essence with respect to each and every provision of this Sublease.
11.06Quiet Enjoyment.  Sublandlord represents that the Master Lease is in full force and effect and that, to the best of Sublandlord’s knowledge, there are no defaults on Sublandlord’s or Master Landlord’s part under the Master Lease as of the date first set forth above.  Sublandlord covenants that, subject to the provisions of this Sublease, so long as there exists no uncured Default after all applicable notice and cure periods, Subtenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Sublease Premises for the Sublease Term without hindrance or ejection by Sublandlord or by any person lawfully claiming under Sublandlord.
11.07Waiver.  The waiver by a party of a breach of any term in this Sublease shall not be deemed to be a waiver of any subsequent breach of the same or any other term of this Sublease.

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The subsequent acceptance of rent by Sublandlord shall not be deemed to be a waiver of any preceding breach by Subtenant of any term of this Sublease, other than the failure of Subtenant to pay the particular rental so accepted, regardless of Sublandlord’s knowledge of such preceding breach at the time Sublandlord accepts such rent.
11.08Brokers’ Fees.  Sublandlord and Subtenant represent and warrant to each other that they have not dealt with any real estate brokers, finders or other persons in connection with this Sublease except CBRE and JLL (collectively, the “Brokers”).  Sublandlord shall be responsible for payment of a brokerage commission pursuant to a separate agreement in connection with the Brokers.  The parties shall indemnify and hold each other harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit, or obligation, including but not limited to reasonable attorneys’ fees, arising out of or relating to a respective breach of this representation.
11.09Entire Agreement.  This Sublease, including all exhibits hereto, contains the entire agreement between the parties with respect to the subject matter herein, and no representations, inducements, promises or agreements, oral or otherwise, not expressly stated herein shall be of any force or effect.
11.10Submission.  Submission of this instrument for examination or signature by Subtenant shall not be construed as an offer and shall not be effective as a Sublease or otherwise until executed by both Subtenant and Sublandlord, and a fully-executed original delivered to Subtenant.
11.11Authority and Counterparts.  Each party represents and warrants that its respective signatory is duly authorized to execute and deliver this Sublease, and to bind the person for which such signatory signs.  This Sublease may be signed in counterparts, each of which shall be equivalent to a signed original, and which together shall form one and the same instrument.
11.12Successors and Assigns.  Each provision hereof shall be binding on and inure to the benefit of the parties and their respective agents, employees, successors and permitted assigns, provided that this Sublease shall not inure to the benefit of any assignee or transferee of Subtenant except with Sublandlord’s and Master Landlord’s written consent.
11.13Governing Law and Jurisdiction.  This Sublease shall be governed by the laws of the Commonwealth of Massachusetts (without regard to conflicts of laws principles).
11.14Fire and other Casualty; Condemnation.  In the event of any taking by eminent domain or deed in lieu thereof or damage by fire or other casualty to the Sublease Premises thereby rendering the Sublease Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Master Landlord and Sublandlord with respect thereto.  If, pursuant to the Master Lease, there is an abatement of rent due under the Master Lease for any period, the rent due and payable under this Sublease shall also abate under this Sublease if and to the extent that the affected portion of the Demised Premises includes the Sublease Premises or a portion thereof.  Notwithstanding anything to the contrary in the Master Lease if (i) the Sublease Premises are materially damaged during the last twelve (12) months of this Sublease, both Subtenant and Sublandlord shall have the right to terminate this

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Sublease upon thirty (30) days prior written notice to the other party, and (ii) if any part of the Sublease Premises is taken by eminent domain, both Subtenant and Sublandlord shall have the right to terminate this Sublease upon thirty (30) days prior written notice to the other party.
11.15Consequential Damages.  In no event shall Sublandlord or Subtenant be liable for any consequential, special, punitive or indirect loss or damage which the other party may incur or suffer in connection with this Sublease.

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IN WITNESS WHEREOF the parties have executed this Sublease as of the date first above written.

SUBLANDLORD:

INSTITUTE FOR HEALTHCARE

IMPROVEMENT, a Michigan corporation

By:/s/ Amy Hosford-Swan

Name:Amy Hosford-Swan

Title:Chief Financial Officer

SUBTENANT:

ALBIREO PHARMA, INC., a Delaware corporation

By:/s/ Ronald Cooper

Name:Ronald Cooper

Title:President and Chief Executive Officer

LIST OF EXHIBITS:

Exhibit A:Sublease Premises

Exhibit B:Master Lease

Exhibit C:Form of Bill of Sale

Exhibit C-1:List of FF&E

[Signature Page to Sublease]

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Exhibit A

Sublease Premises

Sublease Premises Exhibit A is intended only to show the general outline of the Sublease Premises. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. It is not to be scaled; any measurements or distances shown should be taken as approximate.

CONGRESS STREET
KILBY STREET
EXCHANGE PLACE
SHARED OFFICE
MEETING
PH
COFFEE BAR
COPY PRINT
IT
STORAGE
SERVER
14' - 0"
11' - 0"
18' - 9"
VIDEO STUDIO
ELEVATOR LOBBY
SHARED OFFICE
COPY/ PRINT
PRAYER ROOM
WELLNESS
CATERING KITCHEN
LARGE CONF
CAFE
COATS
RR
RECEPTION
COFFEE BAR

[Signature Page to Sublease]

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Exhibit B

Master Lease

[Signature Page to Sublease]

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Exhibit C

Form of Bill of Sale

[Signature Page to Sublease]

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Exhibit C-1

List of FF&E

[Signature Page to Sublease]

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